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                                                                Exhibit 11.1

                           ACRES GAMING INCORPORATED
                       COMPUTATION OF EARNINGS PER SHARE

                                                                       For the Quarter Ended September 30,
                                                                            1996                 1995
                                                                       -------------        --------------
Net Income (Loss)                                                        $1,489,000           ($717,000)
                                                                       -------------        --------------
                                                                       -------------        --------------

Weighted Average Number of Shares of Common Stock and Common Stock
  Equivalents Outstanding:

  Weighted average number of common shares outstanding                    7,634,000           7,746,000

  Dilutive effect of warrants and employee stock
  options after application of the treasury stock method                    775,000                   *
                                                                       -------------        --------------
  Total shares used in per share computation                              8,409,000           7,746,000
                                                                       -------------        --------------
                                                                       -------------        --------------

                                                                       -------------        --------------
Net Income (Loss) Per Share                                                   $0.18              ($0.09)
                                                                       -------------        --------------
                                                                       -------------        --------------
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* Effect of common stock equivalents in anti-dilutive and therefore not included.